Exhibit (q)(3)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of Eaton Vance Variable Trust, a Massachusetts
business trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B.
Hawkes,, Barbara E. Campbell or William J. Austin, Jr., or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, this Post-Effective Amendment to the initial Registration Statement on Form N-1A filed by Eaton Vance Variable Trust with the Securities and Exchange Commission in respect of shares of beneficial interest of a new series, i.e. Eaton Vance VT Large-Cap Value Fund and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/James B. Hawkes	Trustee, President and Principal	October 16, 2006
James B. Hawkes	Executive Officer

/s/Barbara E. Campbell	Treasurer and Principal Financial	October 16, 2006
Barbara E. Campbell	and Accounting Officer

/s/Benjamin C. Esty	Trustee	October 16, 2006
Benjamin C. Esty

/s/Samuel L. Hayes, III	Trustee	October 16, 2006
Samuel L. Hayes, III

/s/William H. Park	Trustee	October 16, 2006
William H. Park

/s/Ronald A. Pearlman	Trustee	October 16, 2006
Ronald A. Pearlman

/s/Norton H. Reamer	Trustee	October 16, 2006
Norton H. Reamer

/s/Lynn A. Stout	Trustee	October 16, 2006
Lynn A. Stout

/s/Ralph F. Verni	Trustee	October 16, 2006
Ralph F. Verni